Exhibit 10.7

SUNCOKE ENERGY, INC.

LONG-TERM PERFORMANCE ENHANCEMENT PLAN

(effective as of                     )

SunCoke Energy, Inc.

Long-Term Performance Enhancement Plan

ARTICLE I

DEFINITIONS

As used in this Plan, the following terms shall have the meanings herein specified:

1.1 “Adjusted Awards” shall have the meaning set forth in Section 2.1(e).

1.2 “Applicable Exchange” shall mean the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Shares.

1.3 “Affiliate” shall mean any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

1.4 “Aggregate Exercise Price” shall have the meaning provided herein at Section 3.6.

1.5 “Award” shall mean an Option or a Share Unit granted pursuant to the terms of the Plan, including Adjusted Awards.

1.6 “Board of Directors” shall mean the Board of Directors of the Company.

1.7 “Business Combination” shall have the meaning provided herein at Section 1.8(c).

1.8 “Change in Control” shall mean the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(i), (c)(ii) and (c)(iii) of this definition;

(b) Individuals who, as of the date that the Plan becomes effective, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or

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stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination:

(i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the assets of the Company, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,

(ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company;

provided, however, that in no event shall the IPO or the subsequent distribution of Shares from Sunoco, Inc. to the Sunoco, Inc. shareholders (the “Distribution”) constitute a Change in Control. For the avoidance of doubt, with respect to Adjusted Awards, any reference in an Award Agreement or the applicable Sunoco Long Term Incentive Plan to a “change in control,” “change of control” or similar definition shall be deemed to refer to a Change in Control hereunder.

1.9 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.10 “Committee” shall mean the committee appointed to administer this Plan by the Board of Directors, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Exchange Act and Section 162(m) of the Code.

1.11 “Common Stock” shall mean common stock, par value $0.01 per share, of SunCoke Energy, Inc.

1.12 “Company” shall mean SunCoke Energy, Inc.

1.13 “Corporate Transaction” shall have the meaning provided herein at Section 5.8(b).

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1.14 “Disaffiliation” shall mean, for purposes of Section 5.8(b) hereof, a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

1.15 “Dividend Equivalents” shall have the meaning provided herein at Section 4.3.

1.16 “Dividend Equivalent Account” shall have the meaning provided herein at Section 4.3.

1.17 “Eligible Individuals” means officers and employees of the Company or any of its Subsidiaries or Affiliates, and prospective officers and employees who have accepted offers of employment from the Company or its Subsidiaries or Affiliates so designated.

1.18 “Employment Termination Date” shall mean, with respect to any Participant, the date on which the employment relationship between the Participant and the Company and its Subsidiaries is terminated; provided, however, that with respect to any Award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code, Employment Termination Date shall mean the date on which the Participant experiences a “separation from service” as defined under Section 409A of the Code. For the avoidance of doubt, neither the IPO nor the Distribution shall constitute a termination of employment for purposes of any Adjusted Award.

1.19 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.20 “Exercise Price” shall mean the purchase price per Share deliverable upon the exercise of an Option.

1.21 “Fair Market Value” shall mean, unless otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If Shares are not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

1.22 “Grant Date” shall have the meaning provided herein at Section 3.1.

1.23 “Immediate Family Member” shall mean spouse (or common law spouse), siblings, parents, children, stepchildren, adoptive relationships and/or grandchildren of the Participant (and, for this purpose, also shall include the Participant).

1.24 “Incumbent Board” shall have the meaning provided herein at Section 1.8(b).

1.25 “IPO” shall mean the initial public offering of SunCoke Energy, Inc.

1.26 “Just Cause” shall mean, unless otherwise defined in an Award agreement, as determined by the Committee:

(a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company and its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive

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Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties;

(b) indictment of the Participant for a felony in connection with the Participant’s employment duties or responsibilities to the Company and its Subsidiaries that is not quashed within six (6) months;

(c) conviction of Participant of a felony;

(d) willful conduct by the Participant in connection with the Participant’s employment duties or responsibilities to the Company and its Subsidiaries that is gross misconduct (including, but not limited to, dishonest or fraudulent acts) and places the Company and its Subsidiaries at risk of material injury; or

(e) the Participant’s failure to comply with a policy of the Company and its Subsidiaries that places the Company and its Subsidiaries at risk of material injury.

For purposes of this Section 1.26, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. In addition, for purposes of this Section 1.26, “injury” shall include, but not be limited to, financial injury and injury to the reputation of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

1.27 “Option” shall have the meaning provided herein at Section 3.1.

1.28 “Optionee” shall mean the holder of an Option.

1.29 “Outstanding Company Common Stock” shall have the meaning provided herein at Section 1.8(a).

1.30 “Outstanding Company Voting Securities” shall have the meaning provided herein at Section 1.8(a).

1.31 “Participant” shall mean an Eligible Individual to whom an Award is or has been granted.

1.32 “Performance Goals” shall mean the specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; operating income after tax; equity; return on equity, assets or capital employed; working capital; total shareholder return; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); operating capacity utilized; production or sales volumes; throughput, cost of refining/processing; margin capture; gross margin; or operating margin. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee

1.33 “Performance Share Units” shall have the meaning provided herein at Section 4.1.

1.34 “Person” shall have the meaning provided herein at Section 1.8(a).

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1.35 “Plan” shall mean this SunCoke Energy, Inc. Long-Term Performance Enhancement Plan, as amended or as amended and restated from time to time.

1.36 “Qualified Performance-Based Award” shall mean an Award intended to qualify for the Section 162(m) Exemption.

1.37 “Qualifying Termination” shall mean, unless otherwise defined in an Award agreement, with respect to the employment of any Participant who is a participant in the SunCoke Energy, Inc. Special Executive Severance Plan, a “Qualifying Termination” as defined in such plan, and with respect to the employment of any other Participant, the following:

(a) a termination of employment by the Company within twenty-four (24) months after a Change in Control, other than for Just Cause, death or permanent disability; or

(b) a termination of employment by the Participant within twenty-four (24) months after a Change in Control for one or more of the following reasons:

(i) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company and its Subsidiaries immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause; or

(ii) a reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or

(iii) the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control,

(each of clauses (i) through (iii), a “Good Reason Event”); provided, however, that in the case of any such termination of employment by a Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless (x) Participant has notified the Company in writing describing the occurrence of one or more Good Reason Events within sixty days of such occurrence, (y) the Company fails to cure such Good Reason Event within thirty days after its receipt of such written notice and (z) the termination of employment occurs within 120 days after the occurrence of the applicable Good Reason Event.

1.38 “Restricted Share Units” shall have the meaning provided herein at Section 4.1.

1.39 “Section 162(m) Exemption” shall mean the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

1.40 “Separation Agreement” shall mean the Separation and Distribution Agreement by and between Sunoco, Inc. and SunCoke Energy, Inc.

1.41 “Share” shall mean a share of Common Stock.

1.42 “Share Change” shall have the meaning provided herein at Section 5.8(a).

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1.43 “Share Units” shall have the meaning provided herein at Section 4.1.

1.44 “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

1.45 “SunCoke Energy, Inc.” shall mean SunCoke Energy, Inc., a Delaware corporation, and any successor thereto by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

ARTICLE II

BACKGROUND, PURPOSE AND TERM OF PLAN;

PARTICIPATION AND ELIGIBILITY FOR BENEFITS

2.1 Purpose of the Plan. The purposes of this Plan are to:

(a) better align the interests of shareholders and management of the Company by creating a direct linkage between Participants’ rewards and shareholders’ gains;

(b) provide management with the ability to increase equity ownership in the Company;

(c) provide competitive compensation opportunities that can be realized through attainment of performance goals;

(d) provide an incentive to management for continuous employment with the Company; and

(e) to assume and govern other awards pursuant to the adjustment of awards granted under any Sunoco Long Term Incentive Plan (as defined in the Separation Agreement) in accordance with the terms of the Separation Agreement.

It is intended that certain Awards made under the Plan will qualify as Qualified Performance-Based Awards.

2.2 Term of the Plan. No Awards will be made under this Plan after [                    ]. The Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

2.3 Administration. The Plan shall be administered by the Committee, which shall have the authority, in its sole discretion and from time to time to, among other things:

(a) designate the Participants;

(b) grant Awards provided in the Plan in such form and amount as the Committee shall determine;

(c) determine the terms and conditions of each Award under the Plan and impose such limitations, restrictions and conditions upon any such Award, in each case as the Committee shall deem appropriate; and

(d) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action

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taken or not taken or decision made or not made in good faith relating to the Plan or any Award thereunder.

2.4 Eligibility for Participation. Awards may be granted under the Plan to (a) Eligible Individuals and, (b) with respect to Adjusted Awards, in accordance with the terms of the Separation Agreement.

2.5 Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

(a) Options, as described in Article III; and/or

(b) Share Units, as described in Article IV.

2.6 Limitation on Awards; Rules for Calculating Shares Delivered.

(a) The maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be the sum of (i) the number of Shares that may be issuable upon exercise or vesting of the Adjusted Awards and (ii) [                    ]. The limits set forth in this Section 2.6(a) shall be subject to the provisions of Section 5.8. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

(b) No Participant may be granted Awards covering in excess of [                    ] Shares during the term of the Plan; provided, however, that Adjusted Awards shall not be subject to this limitation.

(c) With respect to Awards other than Adjusted Awards, to the extent that any Award is forfeited, or any Option terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan.

(d) With respect to Awards other than Adjusted Awards, if the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 2.6(a). To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 2.6(a).

ARTICLE III

OPTIONS

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Separation Agreement and the terms of the Adjusted Award assumed under the Separation Agreement:

3.1 Award of Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant one or more options (not intended to qualify as “incentive stock options” under section 422 of the Code) (“Options”) to purchase the number of Shares allotted by the Committee. The “Grant Date” for each Option shall be the date of the Committee action to make the Award or, if later, the

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date selected by the Committee as the date of grant of the Option pursuant to the Plan; provided, however, that with respect to any Adjusted Award, Grant Date shall mean the initial date on which an Adjusted Award was granted under the applicable Sunoco Long Term Incentive Plan (as defined in the Separation Agreement).

3.2 Option Agreements. The grant of an Option shall be evidenced by a written Option agreement, executed by the Company and the holder of an Option, stating the number of Shares subject to the Option evidenced thereby, the vesting terms, the treatment of the Option upon a Participant’s termination of employment, and such other provisions as the Committee may from time to time determine.

3.3 Exercise Price. The Exercise Price shall be not less than the Fair Market Value on the Grant Date. In no event may any Option granted under this Plan be amended, other than pursuant to Section 5.8, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option with a lower exercise price or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

3.4 Term and Exercise. The term and the vesting schedule of the Options shall be determined by the Committee. No Option shall be exercisable after the expiration of its term and the maximum term of any Option shall be ten years.

3.5 Transferability.

(a) No Option may be transferred by the Participant other than by will, by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law, and during the Participant’s lifetime the Option may be exercised only by the Participant; provided, however, that, subject to such limits as the Committee may establish, the Committee, in its discretion, may allow the Participant to transfer an Option for no consideration to, or for the benefit of, an Immediate Family Member or to a bona fide trust for the exclusive benefit of such Immediate Family Member, or a partnership or limited liability company in which Immediate Family Members are the only partners or members.

(b) A transfer pursuant to Section 3.5(a) may only be effected following advance written notice from the Participant (or Participant’s estate) to the Committee, describing the terms and conditions of the proposed transfer, and such transfer shall become effective only when recorded in the Company’s record of outstanding Options. Any such transfer pursuant to Section 3.5(a) is further conditioned on the Participant and such Immediate Family Member or other transferee agreeing to abide by the Company’s then-current Option transfer guidelines. In the discretion of the Committee, the right to transfer an Option pursuant to Section 3.5(a) also will apply to the right to transfer ancillary rights associated with such Option, and to the right to consent to any amendment to the applicable Option agreement.

(c) Subsequent transfers by a transferee pursuant to Section 3.5(a) shall be prohibited except in accordance with the laws of descent and distribution, or by will.

(d) Following any transfer pursuant to this Section 3.5, any transferred Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the terms “Optionee” or “Participant” shall be deemed to include the transferee; provided, however, that the terms governing exercisability of an Option that apply following any events of termination of employment shall apply based on the employment status of the original

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Optionee. Neither the Committee nor the Company will have any obligation to inform any transferee of an Option of any expiration, termination, lapse or acceleration of such Option. The Company will have no obligation to register with any federal or state securities commission or agency any Shares issuable or issued under an Option that has been transferred by a Participant under this Section 3.5.

3.6 Manner of Payment. Each Option agreement shall set forth the procedure governing the exercise of the Option granted thereunder, and shall provide that, upon such exercise in respect of any Shares subject thereto, the Optionee shall pay to the Company, in full, an amount (such amount, the “Aggregate Exercise Price”) equal to the product of (a) the Exercise Price, and (b) the number of Shares with respect to which Optionee exercises the Option (together with payment for any taxes which the Company is required by law to withhold by reason of such exercise) with cash or with Shares. A Participant may pay the Aggregate Exercise Price with respect to an Option that the Participant exercises through the delivery of Shares owned by the Optionee, or by foregoing delivery of Shares subject to the Option, in each case having an aggregate Fair Market Value (as determined as of the date prior to exercise) equal to the Aggregate Exercise Price; provided, however, that any use of Shares to satisfy the Aggregate Exercise Price in accordance with this provision must be in compliance with then-applicable accounting rules.

3.7 Issuance and Delivery of Shares. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for, or otherwise register the Optionee on the books and records of the Company as a holder of, such Shares. The Optionee shall become a shareholder of the Company with respect to the Shares so registered, or represented by Share certificates so issued, and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Option agreement.

ARTICLE IV

SHARE UNITS

With respect to Adjusted Awards, the provisions below will be applicable only to the extent that they are not inconsistent with the Separation Agreement and the terms of the Adjusted Award assumed under the Separation Agreement:

4.1 Award of Share Units. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant Awards denominated in Shares (“Share Units”) that will be settled, subject to the terms and conditions of the Share Units, in an amount in cash, Shares or both. At the time it grants any Share Units, the Committee shall condition the vesting of the Share Units upon either (a) continued service of the applicable Participant (“Restricted Share Units”), (b) the attainment of performance goals, or (c) the attainment of performance goals and the continued service of the applicable Participant (clauses (b) and (c) together, “Performance Share Units”). Settlement of Share Units shall be made either in Shares, or in cash, at the sole discretion of the Committee. The medium of payment, whether in Shares or in cash, shall be set forth in the Committee’s resolution granting the Share Units and in the Share Unit agreement with the Participant.

4.2 Share Unit agreements. Share Units granted under the Plan shall be evidenced by written agreements stating the type of Share Units, the number of Share Units evidenced thereby, the vesting and settlement terms, the form of payment, the treatment of Share Units upon a Participant’s termination of employment, and such other provisions as the Committee may from time to time determine.

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4.3 Dividend Equivalents. A holder of Share Units will be entitled to receive payment from the Company in an amount equal to each cash dividend (“Dividend Equivalent”) the Company would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of Shares equal to the number of outstanding Share Units. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents allocated to such Participant (“Dividend Equivalent Account”) shall be credited. The Dividend Equivalent Account will not bear interest. Vesting and payment of Dividend Equivalents will correspond to the vesting and settlement of the Share Units with respect to which the Dividend Equivalents relate.

4.4 Section 162(m) of the Code. Vesting of Share Units and any corresponding Dividend Equivalents may be based upon the attainment of Performance Goal(s) established by the Committee in accordance with Section 162(m) of the Code.

ARTICLE V

MISCELLANEOUS

5.1 General Restriction. Each Award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that:

(a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or Federal law; or

(b) the consent or approval of any government regulatory body; or

(c) an agreement by the recipient of an Award with respect to the disposition of Shares,

is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of Shares thereunder, then such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.2 Non-Assignability. Awards under the Plan shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution, except as otherwise set forth in this Plan or except as otherwise determined by the Committee.

5.3 Right to Terminate Employment; Effect of Disaffiliation. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, or affect any right which the Company may have to terminate the employment of, or service by, such Participant. If an Affiliate ceases to be an Affiliate as a result of the sale or other disposition by the Company or one of its continuing Affiliates of its ownership interest in the former Affiliate, or otherwise, then individuals who remain employed by such former Affiliate thereafter shall be considered for all purposes under the Plan to have terminated their employment relationship with the Company and its Subsidiaries.

5.4 Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

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5.5 Rights as a Shareholder. The recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until Shares are issued on behalf of such recipient in “book-entry” form, in the records of the Company’s transfer agent and registrar, or certificates have been issued for such Shares.

5.6 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leaves of absence.

5.7 Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

5.8 Adjustments.

(a) In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each a “Share Change”), the Committee or Board of Directors shall make an equitable and proportionate anti-dilution adjustment. Such mandatory adjustment may include a change in one or more of the following: (i) the aggregate number of Shares reserved for issuance and delivery under the Plan; (ii) the number of Shares or other securities subject to outstanding Awards under the Plan; (iii) the exercise price of outstanding Options; and (iv) other similar matters.

(b) In the event of a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries that is not a Share Change (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards under the Plan, and (iii) the exercise price of outstanding Options, and such adjustments may include, without limitation, (A) the cancellation of outstanding Awards granted under the Plan in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board of Directors in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board of Directors that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be deemed valid), (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards under the Plan, and (C) in connection with any Disaffiliation, arranging for the assumption of Awards granted under the Plan, or replacement of Awards granted under the Plan with new Awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected

SunCoke Energy, Inc.

Long-Term Performance Enhancement Plan

Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation as well as any corresponding adjustments to Awards under the Plan that remain based upon Company securities.

5.9 Change in Control. The Committee may provide in any Award agreement for provisions relating to a Change in Control, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding Awards.

5.10 Amendment of the Plan; Amendment of Awards.

(a) The Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(b) Subject to Section 3.3, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

5.11 Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

5.12 Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant’s termination of employment shall be delayed until the first day of

SunCoke Energy, Inc.

Long-Term Performance Enhancement Plan

the seventh month following the Participant’s termination of employment if the Participant is a “specified employee” within the meaning of Section 409A of the Code.

5.13 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

5.14 Separation Agreement. Notwithstanding anything in this Plan to the contrary, to the extent that the terms of this Plan are inconsistent with the terms of an Adjusted Award, the terms of the Adjusted Award shall be governed by the Separation Agreement, the applicable Sunoco Long-Term Incentive Plan and the award agreement entered into thereunder.

SunCoke Energy, Inc.

Long-Term Performance Enhancement Plan